UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2013

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-30734 (Commission File Number)	80-0551965 (I.R.S. Employer Identification No.)

160 Broadway 11th Floor, New York, NY 10038

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (646)-443-2380

                                                     None

(Former name or former address, if changed since last report)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.     Amendments to Articles of Incorporation or Bylaws; change in Fiscal Year.

By unanimous written consent effective February 6, 2013, the Board of Directors of Corporate Resource Services, Inc. (the “Company”) revised its bylaws with respect to the board size by allowing the number of directors to be from one to seven until changed by further resolution.  A copy of the written consent is attached hereto as Exhibit 3.1.

Item 8.01.  Other Events

On February 7, 2013, the Company’s Board of Directors further resolved to appoint Larry Melby as a member of its Board of Directors.  Mr. Melby, currently the Chief Executive Officer of Select Specialty Hospital in Lake Worth, Florida, will help to grow the Company’s strategic relationships in the healthcare marketplace and solidify the Company’s strategy to capitalize on the increase in demand for staffing services as a result of the Affordable Care Act and the Health Care and Education Reconciliation Act of 2010.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits

(d)            Exhibits

3.1        Written Consent to revise the bylaws of Corporate Resource Services, Inc. dated February 6, 2013.

99.1       Press Release of Corporate Resource Services, Inc. dated February 7, 2013.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Corporate Resource Services, Inc.

By:	/s/ John P. Messina
Name	John P. Messina
Title	Chief Executive Officer

Date:  February 12, 2013